PRESS RELEASE
Contact Whitestone REIT:
Anne Gregory, Vice President Marketing & Investor Relations
(713) 435 2221 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES
OPERATING RESULTS FOR SECOND QUARTER 2011

Houston, Texas, August 8, 2011 - Whitestone REIT (NYSE-Amex: WSR - "Whitestone" or the "Company"), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the quarter and six months ended June 30, 2011.

 Second Quarter 2011 Highlights:

•	Purchased two Arizona Community Centered Properties below replacement cost for approximately $8.7 million.

•
Funds From Operations ("FFO")-Core increased 5.3% to $2.0 million, or $0.20 per diluted common share and Operating Partnership (“OP”) unit, up $0.1 million from $1.9 million, from the same period in 2010. FFO-Core excludes acquisition costs of $141,000 and legal and professional costs of $293,000 incurred in the second quarter of 2011.

•	Property net operating income (“NOI”) was up 2.1% to $4.9 million, compared to the same period in 2010.

•
Net loss attributable to Whitestone REIT was $(196,000), or $(0.02) per diluted common share and OP unit, compared to net income of $166,000, or $0.05 per diluted common share and OP unit, for the same period in 2010.

The Company declared a quarterly cash dividend of $0.285 per common share and OP unit, payable in three equal installments of $0.095 in July, August and September 2011. Subsequent to the second quarter, the Company also declared its next quarterly cash dividend of $0.285 per common share and OP unit, payable in three equal installments of $0.095 in October, November and December, 2011. Based on the closing price on August 5, 2011 of $12.21 per share, the dividend represents an annual yield of approximately 9.3%.

“Our year over year increases in FFO-Core and NOI continued on a positive trend in the second quarter. In addition, we invested capital in new value-add Community Centers in a high growth market. We expect that these investments will have a direct impact on FFO per share. We intend to make more value-add acquisitions, at a discount to replacement cost, from our pipeline of off-market properties. We believe our ability to act strategically and quickly, using our capital and OP units, gives us a competitive advantage that will fuel our expansion in the second half of 2011. In the next few quarters, we intend to balance the acquisition of Community Centers that offer in-place cash flow with Community Centers that offer lower cash flow but greater upside potential, to contribute to our future earnings growth,” said James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. “During the quarter, we continued to invest in our Phoenix infrastructure to escalate leasing velocity in that market. Even with current market conditions, we receive a significant rental premium per square foot from our service-oriented tenants who occupy less than 3,000 square feet as compared to our larger space tenants.”

Year to Date 2011 Highlights:

•
FFO-Core increased 7.7% to $4.2 million, or $0.48 per diluted common share and OP unit, compared to $3.9 million in the first six months of 2010. FFO-Core excludes acquisition costs of $142,000 and extraordinary professional expenses of $356,000 incurred in the first half of 2011.

•	NOI increased 5.3% to $10.0 million as compared to $9.5 million for the first six months of 2010.

•	Net income attributable to Whitestone REIT was $7,000, or $0.00 per common share, as compared to $383,000 or the first six months of 2010.

A reconciliation of FFO, FFO-Core, NOI and EBITDA is included at the end of the financial tables accompanying this release.

Capital Markets, Debt Markets and Acquisition Activity

Whitestone closed on a new $20 million unsecured revolving credit facility with Harris Bank, part of BMO Financial Group, on June 13, 2011. The facility is expandable to $75 million and matures two years from closing, with a 12 month extension available upon lender approval. The Company will use the new facility for general corporate purposes, including acquisitions and redevelopment of existing properties in its portfolio.

The Company completed a secondary offering in May 2011 in which it sold 5,310,000 Class B common shares for $12 per share. Net proceeds from the offering were approximately $59.8 million, which the Company has used and intends to continue to use primarily to acquire Community Centered Properties TM in its target markets.
During the second quarter, the Company announced the completed acquisitions of two Community Centered Properties in the Phoenix area, both at prices significantly below replacement cost.

•
In April 2011, the Company completed the purchase of Desert Canyon Shopping Center in McDowell Mountain Ranch, located in northern Scottsdale, Arizona.  The Center, which contains 62,533 leasable square feet, inclusive of 12,960 square feet leased to two tenants under ground leases, was purchased out of foreclosure from a regional bank in an all cash transaction for $3,650,000, or $58 per leasable square foot.

•
Late in June 2011, the Company completed the purchase of Gilbert Tuscany Village in Gilbert, Arizona.  The Center, which contains 49,415 leasable square feet, was purchased out of foreclosure from a private lender in an all cash transaction for $5,000,000, or $101.18 per leasable square foot.

Leasing Highlights: Second Quarter 2011 Compared to Second Quarter 2010:
The Company's physical occupancy of its Operating Portfolio was 84% as of June 30, 2011, unchanged from the end of the first quarter at March 31, 2011 and up from 82% as of June 30, 2010. The Company defines Operating Portfolio as all properties excluding (1) new acquisitions through the earlier of (i) attainment of 90% occupancy or (ii)18 months of ownership, and (2) properties which are undergoing significant redevelopment or re-tenanting. Total physical occupancy, including all properties, was 81% as of June 30, 2011.
The Company increased leasing activity during the second quarter of 2011 represented by:

•	a 42% increase in the square footage of new and renewal leases signed: 266,000 for the second quarter of 2011 versus 187,000 in the same period of 2010.

•	a 97% increase in the total lease value of new and renewal leases signed: $13.8 million in the second quarter of 2011 versus $7.0 million in 2010; and

•	a 6% decrease in the number of new and renewal leases signed: 77 in the second quarter of 2011 versus 82 in 2010.

Examples of leases executed during the second quarter 2011 include:
Desert Canyon - Phoenix: Whitestone acquired this busy “families on the go” Center in April 2011 and three new tenants signed leases: Schlafani's Pizza-1,563 square feet ("sf"); Hooked on You, a yarn and crafts retailer-829 sf; and Scottsdale Wealth Management-516 sf. Additionally, the restaurant based at the Center, Twisted Lizard, signed a new 225 sf lease for their new administrative offices.
Spoerlein Commons - Chicago: An upscale suburban Center, Excel Eye Care signed a new 1,747 sf lease; and Live It, Inc., a naturopathic yoga and pilates studio, signed a new 1,154 sf lease.
Community Centered PropertiesTM Portfolio Statistics
Whitestone currently owns 40 Community Centered PropertiesTM with approximately 3.4 million sf of leasable space located in five of the top markets in the USA in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants who provide services to their respective surrounding community. These tenants tend to occupy smaller spaces (less than 3,000 square feet), and as of June 30, 2011, provide a 57% premium rental rate compared to Whitestone's larger space tenants. The Company currently services 813 tenants.  No single tenant accounted for more than two percent of the Company's annualized revenue as of June 30, 2011.

Balance Sheet
Whitestone maintains liquidity and financial flexibility through cash balances, unmortgaged properties, and availability under its credit facility. The Company has no amounts drawn under its $20 million unsecured credit facility and 16 unencumbered properties as of June 30, 2011. The 16 unencumbered properties have an undepreciated cost basis of $73 million as of June 30, 2011. Whitestone's total undepreciated value of real estate assets and indebtedness were $216 million and $103 million, respectively, as of June 30, 2011.

The Company has no real estate debt maturing prior to 2013, and as of June 30, 2011, 76% of the Company's total indebtedness was fixed-rate debt. The blended interest rate for the Company's debt was 5.6% as of June 30, 2011. For the second quarter of

2011, the Company's interest coverage ratio (EBITDA/Interest Expense) was 2.2:1.

Subsequent to Second Quarter 2011

On August 8, 2011, the Company completed the purchase of Terravita Marketplace in North Scottsdale in an all cash transaction for $16.1 million, or $157 per leasable square foot. The Center, which contains 102,733 leasable square feet, inclusive of 51,434 square feet leased to two tenants under ground leases, is located in North Scottsdale, Arizona and represents Whitestone's fifth acquisition in the Phoenix area since September 2010. Terravita Marketplace is anchored by a ground lease with Albertsons, a 47,000 square foot national grocer, along with other notable tenants including Walgreens, The Good Egg Restaurant, BedMart, and a ground lease with Wells Fargo.

On July 26, the Company announced the disposition of Greens Road Plaza, a non-core Houston asset, for $1.75 million in an all-cash transaction. The Company expects to reinvest the proceeds from the sale of the 20,507 sf property located in Northeast Houston in acquisitions of Community Centered Properties in its target markets of Arizona, Texas and Illinois.

Supplemental Financial Information
Further details regarding Whitestone REIT's results of operations, Communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call
The Company will host a webcast and conference call for investors and other interested parties on Monday, August 8, 2011 at 5:00 p.m. (Eastern Time). The call will be hosted by James C. Mastandrea, Chairman and Chief Executive Officer, and David Holeman, Chief Financial Officer.
Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(877) 407-0784 for domestic participants or 1-(201) 689-8560 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.
The conference call will be recorded and a telephone replay will be available through August 22, 2011, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 375233. Additionally, a replay of the call will be available on the Company's website until its next earnings release.
The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the second quarter 2011 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT
Whitestone REIT (NYSE-Amex: WSR) is a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its Community Centers, as it markets, leases and manages its Centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented smaller space tenants (less than 3,000 square feet). Whitestone has a diverse tenant base concentrated on service offerings including medical, education and casual dining. The largest of its 813 tenants comprises less than 2% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including earnings guidance for the second fiscal quarter. We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect,"

"intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities; the Company's anticipated net income, depreciation and amortization and FFO-Core.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core, NOI and EBITDA. Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before noncontrolling interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. The Company believes that these adjustments are appropriate in determining FFO-Core as they are not indicative of the operating performance of the Company's assets. In addition the Company believes that FFO-Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to Whitestone REIT. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$213,889	$203,223
Accumulated depreciation	(42,185)	(38,989)
Net operating real estate assets	171,704	164,234
Real estate assets held-for-sale, net	1,168	1,164
Total real estate assets	172,872	165,398
Cash and cash equivalents	57,776	17,591
Marketable securities	9,381	—
Escrows and acquisition deposits	2,491	4,385
Accrued rents and accounts receivable, net of allowance for doubtful accounts	4,998	4,691
Unamortized lease commissions and loan costs	3,684	3,574
Prepaid expenses and other assets	840	746
Other assets - discontinued operations	86	60
Total assets	$252,128	$196,445
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$103,050	$100,941
Accounts payable and accrued expenses	5,825	7,208
Tenants' security deposits	1,824	1,768
Dividends and distributions payable	3,647	2,133
Other liabilities - discontinued operations	68	112
Total liabilities	114,414	112,162
Commitments and contingencies:
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and
outstanding at June 30, 2011 and December 31, 2010, respectively	—	—
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized; 3,471,157
and 3,471,187 issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	3	3
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized; 7,510,000
and 2,200,000 issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	7	2
Additional paid-in capital	153,170	93,357
Accumulated other comprehensive income	(168)	—
Accumulated deficit	(35,799)	(30,654)
Total Whitestone REIT shareholders' equity	117,213	62,708
Noncontroling interest in subsidiary	20,501	21,575
Total equity	137,714	84,283
Total liabilities and equity	$252,128	$196,445

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Property revenues
Rental revenues	$6,657	$6,369	$13,279	$12,721
Other revenues	1,338	1,397	2,711	2,659
Total property revenues	7,995	7,766	15,990	15,380

Property expenses
Property operation and maintenance	1,966	2,106	3,883	3,862
Real estate taxes	1,096	889	2,108	2,030
Total property expenses	3,062	2,995	5,991	5,892

Other expenses (income)
General and administrative	1,778	1,272	3,242	2,472
Depreciation and amortization	1,961	1,745	3,936	3,465
Interest expense	1,445	1,402	2,847	2,809
Interest, dividend and other investment income	(55)	(5)	(115)	(12)
Total other expense	5,129	4,414	9,910	8,734

Income (loss) from continuing operations before loss on disposal of
assets and income taxes	(196)	357	89	754

Provision for income taxes	(58)	(102)	(110)	(155)
Loss on sale or disposal of assets	—	(8)	(18)	(41)

Income (loss) from continuing operations	(254)	247	(39)	558

Income (loss) from discontinued operations	16	8	47	32

Net income (loss)	(238)	255	8	590

Less: Net income (loss) attributable to noncontrolling interests	(42)	89	1	207

Net income (loss) attributable to Whitestone REIT	$(196)	$166	$7	$383

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Earnings Per Share:
Basic:
Income (loss) from continuing operations attributable to Whitestone
REIT excluding amounts attributable to unvested restricted shares	$(0.03)	$0.05	$(0.01)	$0.11
Income from discontinued operations attributable to Whitestone REIT	0.01	—	0.01	—
Net income (loss) attributable to common shareholders excluding
amounts attributable to unvested restricted shares	$(0.02)	$0.05	$—	$0.11
Diluted:
Income (loss) from continuing operations attributable to Whitestone
REIT excluding amounts attributable to unvested restricted shares	$(0.03)	$0.05	$(0.01)	$0.11
Income from discontinued operations attributable to Whitestone REIT	0.01	—	0.01	—
Net income (loss) attributable to common shareholders excluding
amounts attributable to unvested restricted shares	$(0.02)	$0.05	$—	$0.11

Weighted average number of common shares outstanding:
Basic	8,520	3,282	7,008	3,261
Diluted	8,520	3,300	7,008	3,300

Dividends declared per common share	$0.2850	$0.2850	$0.5700	$0.6225

Consolidated Statements of Comprehensive Income (Loss)

Net income (loss)	$(238)	$255	$8	$590

Other comprehensive gain (loss)

Unrealized loss on available-for-sale marketable securities	(209)	—	(209)	—

Comprehensive income (loss)	(447)	255	(201)	590

Less: Comprehensive income (loss) attributable to noncontrolling
interests	(78)	89	(41)	207

Comprehensive income (loss) attributable to Whitestone REIT	$(369)	$166	$(160)	$383

Whitestone REIT and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities:
Income (loss) from continuing operations	$(39)	$558
Income from discontinued operations	47	32
Net income	8	590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,936	3,465
Gain on sale of marketable securities	(38)	—
Loss on sale or disposal of assets	18	41
Bad debt expense	214	206
Share-based compensation	155	143
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,986	2,006
Accrued rent and accounts receivable	(518)	(204)
Unamortized lease commissions and loan costs	(401)	(362)
Prepaid expenses and other assets	496	265
Accounts payable and accrued expenses	(1,721)	(2,374)
Tenants' security deposits	56	36
Net cash provided by operating activities	4,144	3,780
Net cash provided by operating activities of discontinued operations	4	38

Cash flows from investing activities:
Additions to real estate	(2,035)	(929)
Real estate acquisitions	(8,650)	—
Investment in marketable securities	(10,461)	—
Proceeds from sale of marketable securities	909	—
Net cash used in investing activities	(20,237)	(929)
Net cash used in investing activities of discontinued operations	(31)	—

Cash flows from financing activities:
Dividends paid	(3,737)	(2,339)
Distributions paid to OP unit holders	(1,030)	(1,219)
Proceeds from issuance of comon shares	60,066	—
Proceeds from notes payable	2,905	—
Repayments of notes payable	(1,540)	(1,447)
Payments of loan origination costs	(359)	—
Repurchase of common shares	—	(249)
Net cash provided by (used in) financing activities	56,305	(5,254)

Net increase (decrease) in cash and cash equivalents	40,185	(2,365)
Cash and cash equivalents at beginning of period	17,591	6,275
Cash and cash equivalents at end of period	$57,776	$3,910

Whitestone REIT and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2011	2010

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,838	$2,872
Cash paid for taxes	215	262
Non cash Investing and financing activities:
Disposal of fully depreciated real estate	$21	$437
Financed insurance premiums	649	502
Accrued offering costs	305	666
Change in fair value of available-for-sale securities	(209)	—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
FFO AND FFO-CORE
Net income (loss) attributable to Whitestone REIT	$(196)	$166	$7	$383
Depreciation and amortization of real estate assets (1)	1,827	1,632	3,677	3,229
Loss on disposal of assets (1)	—	8	18	41
Net income (loss) attributable to noncontrolling interests (1)	(42)	89	1	207
FFO	$1,589	$1,895	$3,703	$3,860

Acquisition costs	$141	$—	$142	$1
Legal and professional costs	293	—	356	—
FFO-Core	$2,023	$1,895	$4,201	$3,861

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$1,589	$1,895	$3,703	$3,860
Dividends paid on unvested restricted Class A common shares	(4)	(5)	(10)	(15)
FFO excluding amounts attributable to unvested restricted
Class A common shares	1,585	1,890	3,693	3,845
FFO-Core excluding amounts attributable to unvested restricted
Class A common shares	2,019	1,890	4,191	3,846

Denominator:
Weighted average number of total common shares - basic	8,520	3,282	7,008	3,261
Weighted average number of total noncontrolling
OP units - basic	1,815	1,815	1,815	1,815
Weighted average number of total commons shares and
noncontrolling OP units - basic	10,335	5,097	8,823	5,076

Effect of dilutive securities:
Unvested restricted shares	—	18	—	39
Weighted average number of total common shares and
noncontrolling OP units - dilutive	10,335	5,115	8,823	5,115

FFO per share and unit - basic	$0.15	$0.37	$0.42	$0.76
FFO per share and unit - diluted	$0.15	$0.37	$0.42	$0.75

FFO-Core per share and unit - basic	$0.20	$0.37	$0.48	$0.76
FFO-Core per share and unit - diluted	$0.20	$0.37	$0.48	$0.75

(1)    Including amounts from discontinued operations.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

PROPERTY NET OPERATING INCOME ("NOI")

Net income (loss) attributable to Whitestone REIT	$(196)	$166	$7	$383
General and administrative expenses	1,778	1,272	3,242	2,472
Depreciation and amortization	1,961	1,745	3,936	3,465
Involuntary conversion	—	—	—	—
Interest expense	1,445	1,402	2,847	2,809
Interest, dividend and other investment income	(55)	(5)	(115)	(12)
Provision for income taxes	58	102	110	155
Loss on disposal of assets	—	8	18	41
Net income (loss) attributable to noncontrolling interests	(42)	89	1	207
NOI	$4,949	$4,779	$10,046	$9,520

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION
AND AMORTIZATION ("EBITDA")

Net income (loss) attributable to Whitestone REIT	$(196)	$166	$7	$383
Depreciation and amortization (1)	1,976	1,745	3,965	3,465
Involuntary conversion (1)	—	—	—	—
Interest expense (1)	1,445	1,402	2,847	2,809
Interest, dividend and other investment income (1)	(55)	(5)	(115)	(12)
Provision for income taxes (1)	58	102	112	155
Loss on disposal of assets (1)	—	8	18	41
Net income (loss) attributable to noncontrolling interests (1)	(42)	89	1	207
EBITDA	$3,186	$3,507	$6,835	$7,048

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2011	2011	2010	2010
Net income (loss) attributable to Whitestone REIT	$(196)	$185	$545	$177
Depreciation and amortization (1)	1,976	1,989	1,902	1,830
Involuntary conversion (1)	—	—	(558)	—
Interest expense (1)	1,445	1,402	1,410	1,401
Interest, dividend and other investment income (1)	(55)	(60)	(9)	(7)
Provision for income taxes (1)	59	53	51	57
Loss on disposal of assets (1)	—	18	47	72
Net income (loss) attributable to noncontrolling
interests (1)	(42)	61	206	57
EBITDA	$3,187	$3,648	$3,594	$3,587

(1)    Including amounts from discontinued operations.